8-K 1 form8k.htm CHINA HEALTH HOLDINGS FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2008

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Drive, Suite 700 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

86-10-6586-4770
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4770

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020

Issuer’s telephone Number: 86-10-6586-4770 and Facsimile: 86-10-6586-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On March 19, 2008, China Power, Inc., our wholly owned subsidiary (“China Power”), entered into a Development and Construction Agreement (the “Construction Agreement”) with Huaxian County Government (“Huaxian”), Hunan Province, People’s Republic of China, pursuant to which China Power was granted the exclusive right to develop and construct a 50 megawatt biomass energy power plant. Specifically, under the Construction Agreement, Huaxian has agreed to provide China Power with the land rights for up to 200 MU, or 133,400 square meters of land, to develop a biomass energy power plant. Conversely, China Power has committed to invest up to 580 million Yuan, or approximately $81,586,000 towards the development of the power plant.

In addition to the foregoing, according to the China Central Government’s currently alternative energy laws related to Biomass Energy Projects, under the Construction Agreement, Huaxian has guaranteed (i) the financing for up to 65% of the 580 million Yuan China Power has committed to the development of the power plant through a local bank at a preferred interest rate, (ii) that 100% of the power generated by the Biomass Energy plant shall be purchased by the China State Grid at a purchase price of between 0.60 and 0.65 Yuan, or approximately $0.09 and $0.08, per kilowatt, (iii) this Huaxian Biomass Energy Power Generation Plant/project has designated with a total potential of 400 million KW/hr power generation capacity approximately annually, (iv) China Power’s rights under the Construction Agreement are exclusive.

The Construction Agreement also provides that Huaxian  shall be responsible for securing all necessary government approvals and ensuring the supply of all required utilities, such as electricity, water, communications and roadways, and China Power shall be responsible for obtaining all required financing for the plant and operating the plant with the most advanced technology available. The construction of the plant is estimated to take approximately two years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: March 24, 2008	By:	/s/ julianna lu
Chief Executive Officer